Exhibit 99.4

CONFIDENTIALITY AGREEMENT
AMENDMENT

THIS CONFIDENTIALITY AGREEMENT AMENDMENT (this “Amendment”) is made and entered into effective the 4th day of December, 2019 (the “Effective Date”).

RECITALS

WHEREAS, Corvus Gold Nevada Inc., a Nevada corporation (“Corvus”) and AngloGold Ashanti (U.S.A.) Exploration, a Delaware corporation (“Viewer”) entered into that certain Confidentiality Agreement with an effective date of December 4, 2017 (“CA”); and

WHEREAS, Corvus and Viewer desire to amend the terms of the CA pursuant to the terms of this Amendment; and

WHEREAS, any terms not defined herein shall have the meanings set forth in the CA, as amended from time to time.

NOW, THEREFORE, in consideration of the promises, mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties agree as follows:

AMENDMENT

1.          The Term of the CA is hereby extended effective as of the Effective Date and shall, unless terminated earlier by Corvus pursuant to the terms of the CA, remain in full force and effect for a period of one (I) year from the Effective Date. Upon termination of the CA, either by the passage of time or an early termination by Corvus, all obligations of the parties shall terminate, except as otherwise specified in Article 20 of the CA.

2.          The CA is hereby amended to add the following provision which is binding on the parties as of the Effective Date:

“From the Effective Date until one (1) year from the date of the termination of this Agreement, none of:

(a)	the Viewer; or

(b)	any of its subsidiaries, associates, Affiliates or entities over which it exercises control or direction, or which exercise control or direction over it;

will, directly or indirectly, purchase, acquire an interest in, stake, lease, claim, option, joint venture or otherwise acquire any interest, or right to acquire any interest, whatsoever in any real property or any mineral concessions, leases, claims or other form of mineral rights whatsoever, any part of which:

(a)	lies within the external boundaries of the claims set forth in Exhibit A-Area of Interest Claims;

3.           The CA is hereby amended to add the Exhibit A – Area of Interest Claims attached to this Amendment as Exhibit A – Area of Interest Claims to the CA.

4.           Except as otherwise provided in this Amendment, all terms and provisions of the CA, as amended from time to time, shall remain in full force and effect and the Viewer and Corvus hereby ratify and approve such terms.

5.           This Amendment shall be binding upon the parties, and each of them, and their permitted successors and assigns.

6.           This Amendment may be executed in multiple counterparts, each of which shall constitute an original and all of which shall constitute one single document, and this Amendment may be transmitted by facsimile, which shall have the full force and effect as if it were an original.

7.           Nothing in this Amendment, whether express or implied, shall confer any rights or remedies under or by reason of this Amendment on any person, group or entity other than as expressly provided herein.

5.           This Amendment may be executed in multiple counterparts, each of which shall constitute an original and all of which shall constitute one single document, and this Amendment may be transmitted by facsimile, which shall have the full force and effect as if it were an original.

CONFIDENTIALITY AGREEMENT
AMENDMENT
4 DECEMBER 2019

IN WITNESS WHEREOF, notwithstanding the date of execution, the patties hereto have caused this Amendment to be effective as of the Effective Date.

CORVUS GOLD NEVADA, INC.:

By:	/s/ Jeff Pontius

Name:	JEFF PONTIUS

Title:	CEO & PRESIDENT

ANGLOGOLD ASHANTI (U.S.A.) EXPLORATION, INC.

By:	/s/ Timothy G. Thompson

Name:	TIMOTHY G. THOMPSON

Title:	PRESIDENT

EXHIBIT A

AREA OF INTEREST CLAIMS

Claims

Claim Name	BLM Serial No. (NMC-)
BX #103	897556
BX #105	897558
BX #107	897560
BX #128	897579
BX #130	897580
BX #131	897581
BX #132	897582
BX #121	897574
BX #122	1014898
BX #123	897576
BX #202	900007
BX #204	900009
BX #206	900011
BX #208	900013
BX #210	900015
BX #212	900007
BX #115	897568
BX #117	897570
BX #119	897572
DX #05	923682
BX #133	897583
BX #134	897584
BX #135	897585
BX #136	897586
BX #137	897587
BX #138	897588
BX #139	900069

A-1

BX #140	900070
BX #141	900071
BX #142	900072
BX #151	900073
BX #152	900074
BX #153	900075
BX #154	900076
BX #155	900077
BX #156	900078
BX #157	900079
BX #158	900080
BX #159	900081
BX #160	900082

Exhibit A Map

Exhibit A
AOI Claim Map

0
250
meters
N
BX #201
BX #203
BX #205
BX #207
BX #209
BX #211
BX #213
BX #215
BX #217
BX #219
TATE'S WASH 8
TATE'S WASH 10
BX #202
BX #204
BX #206
BX #208
BX #210
BX #212
BX #214
BX #216
BX #218
BX #220
TATE'S WASH 1
TATE'S WASH 3
BX #151
BX #153
BX #155
BX #157
BX #159
BX #121
BX #131
BX #133
BX #135
BX #137
BX #139
BX #141
DX #01
DX #03
BX #152
BX #154
BX #156
BX #158
BX #160
BX#122
BX #128
BX #132
BX #134
BX #136
BX #138
BX #140
BX #142
DX #02
DX #04
Blue outline is perimeter of
Corvus Mother Lode Claims
BX #91
BX #93
BX #95
BX #97
BX #99
BX #101
BX #103
BX #105
BX #107
BX #109
BX #111
BX #113
BX #115
BX #117
BX #119
DX #05
DX #07
DX #09
Polyline
BX #92
BX #94
BX #96
BX #98
BX #100
BX #102
BX #104
BX #106
BX #108
BX #110
BX #112
BX #114
BX #116
BX #118
BX #120
DX #06
DX #08
DX #10
BX 67
BX 69
BX 71
BX 73
BX 75
BX 77
BX 79
BX 81
DX #13
DX #15
DX #17
DX #19
DX #21
DX #23
DX #25
DX #27
DX #29
DX #31

A-2